ELITE PHARMACEUTICALS ANNOUNCES MANUFACTURING AND LICENSE AGREEMENT

FOR TWELVE GENERIC PRODUCTS

NORTHVALE, N.J. – October 8, 2013 – Elite Pharmaceuticals, Inc. ("Elite" or the “Company") (OTCBB: ELTP) announced today the signing of a Manufacturing and License Agreement (“Agreement”) with Epic Pharma, LLC (“Epic”). Pursuant to the Agreement, Epic will have the right to manufacture, market and sell in the United States and Puerto Rico twelve generic products owned by Elite. Of the twelve products, Epic will have the exclusive right to market six products and the non-exclusive right to market six additional products. Epic is also responsible for all regulatory and pharmacovigilance matters related to the products and for all costs related to the site transfer for all products. Pursuant to the Agreement, Elite will receive a license fee and milestone payments. The license fee will be computed as a percentage of the gross profit, as defined in the Agreement, and earned by Epic as a result of sales of the products. The license fee is payable monthly for the term of the Agreement. The first milestone payment is due on or before November 15, 2013. Subsequent milestone payments are due upon the filing of each product’s supplement with the U.S. Food and Drug Administration (“FDA”) and the FDA approval of site transfer for each product as specifically itemized in the agreement. The term of the License Agreement is 5 years and may be extended for an additional 5 years upon mutual agreement.

“We are delighted that Elite elected to further develop our partnership by awarding this licensing agreement to Epic for these recently acquired products. This is a natural extension of our ongoing collaboration with Elite and allows Elite to leverage Epic’s ability to manufacture on a large scale,” said Jeenarine Narine, President and COO of Epic.

Nasrat Hakim, President and CEO of Elite, stated “Epic continues to be a valuable partner to us. Epic is able to provide significant manufacturing resources for making these large volume products and this will allow Elite to maximize our profit potential for our generic business while we devote our resources to the development of our abuse resistant products utilizing our proprietary technology.”

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. develops oral sustained and controlled release products. Elite's strategy includes improving off-patent drug products and developing generic versions of controlled release drug products with high barriers to entry. Elite has seven commercial products currently being sold, twelve approved products licensed to our partner Epic Pharma and pending manufacturing site transfer, and two additional products under review pending approval by the FDA. Elite’s lead pipeline products include abuse resistant opioids utilizing the Company’s patented proprietary technology, and a once-daily opioid. They are oral formulations of opioids for the treatment of acute and chronic pain, which address the limitations of existing oral opioids including the provision of consistent relief of baseline pain levels and deterrence of potential abuse. Elite also provides contract manufacturing for Ascend Laboratories (a subsidiary of Alkem Laboratories Ltd.) and has partnered with Mikah Pharma to develop a new product, with Hi-Tech Pharmacal to develop an intermediate for a generic product, and a Hong Kong based company to develop a branded product for the United States market and its territories. Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, its ability to obtain FDA approval of the transfers of the ANDAs or the timing of such approval process, delays, uncertainties, inability to obtain necessary ingredients and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These risks and other factors, including, without limitation, the Company’s ability to obtain sufficient funding under the LPC Agreement or from other sources, the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, intellectual property protections and defenses, and the Company’s ability to operate as a going concern, are discussed in Elite's filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q and 8-K. Elite undertakes no obligation to update any forward-looking statements.

Contact:

For Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations, 518-398-6222

Dianne@elitepharma.com

www.elitepharma.com